UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

CLEANTECH INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2014 CleanTech Innovations, Inc. (the “Company”) received a written notification from the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it had failed to comply with NASDAQ Listing Rule 5550(b) (the “Rule”) which requires that issuers maintain either: (1) stockholders’ equity of $2.5 million; or (2) market value of listed securities of $35 million; or (3) net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years. Based upon the information reported on the Company’s Form 10-Q for the period ended June 30, 2014 filed on August 14, 2014, NASDAQ determined that the market value of the Company’s listed common stock was $16,655,214, as of August 19, 2014.

The August 20, 2014 letter also stated that in a letter dated June 30, 2014, NASDAQ informed the Company that it no longer complied with NASDAQ Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e)(1) regarding NASDAQ’s corporate governance standards. NASDAQ granted the Company a period of 45 calendar days, until August 14, 2014, to submit a plan to regain compliance.

As disclosed in the Company’s Form 8-K filed on June 17, 2014, the Company, Initial Koncepts, Inc., d/b/a Six Dimensions (“Six Dimensions”), and the shareholders of Six Dimensions entered into an Agreement and Plan of Share Exchange on June 13, 2014, pursuant to which, subject to certain conditions, the Company will acquire all of the shares of Six Dimensions’ common stock in exchange for shares of the Company’s common stock and Six Dimensions will become a wholly-owned subsidiary of the Company (the “Merger”). Once the Merger has been consummated, the Company anticipates that its Board of Directors will form committees and adopt related committee charters in compliance with NASDAQ listing standards, including an audit committee, corporate governance and nominations committee and compensation committee.

NASDAQ’s delisting determination will not immediately result in the delisting of the Company’s common stock. Pursuant to the Delisting Determination letter NASDAQ sent the Company on August 4, 2014, and as disclosed in the Company’s Form 8-K filed on August 8, 2014, a hearing before the NASDAQ Hearings Panel (the “Hearings Panel”) is scheduled for September 4, 2014. NASDAQ has instructed the Company to address these additional matters to the Hearings Panel at this time.

Under NASDAQ rules, the suspension of trading and delisting of the Company’s securities will be stayed during the pendency of the appeal. The Company’s common stock will continue to list on The NASDAQ Capital Market while such appeal is pending. However, there can be no assurance that the NASDAQ Hearings Panel will grant the Company’s request for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.

Date: August 27, 2014	By:	/s/ Terry McEwen
	Name:	Terry McEwen
	Title:	Chief Executive Officer